                                             FAMILY GOLF CENTERS, INC. AND SUBSIDIARIES
                                             PRO FORMA UNAUDITED CONDENSED BALANCE SHEET
                                                        AT SEPTEMBER 30, 1998
                                                       (DOLLARS IN THOUSANDS)
                                                                                                                    PRO FORMA
                                                                                                                 REFLECTING THE
                                                                              SKATENATION     PRO FORMA            SKATENATION
                                                              THE COMPANY     ACQUISITION    ADJUSTMENTS           ACQUISITION
                                                              -----------     -----------    -----------           -----------
 ASSETS
 Cash and cash equivalents                                     $  10,831       $    464       $       -             $  11,295
 Restricted cash deposits                                            314                              -                   314
 Short-term investments                                           40,706              -         (17,000)  (A)          23,706
 Inventories                                                      25,115            765               -                25,880
 Prepaid expenses and other current assets                         9,165            791               -                 9,956
                                                               ---------       --------       ---------             ---------
 Total current assets                                             86,131          2,020         (17,000)               71,151
 Restricted cash                                                                    300                                   300
 Property, plant and equipment                                   383,284         27,673               -               410,957
 Loan acquisition costs                                            5,668                              -                 5,668
 Other assets                                                      9,050                              -                 9,050
 Excess of cost over fair value of assets acquired                45,084          1,193             784   (A)          47,061
                                                               ---------       --------       ---------             ---------
      Total                                                    $ 529,217       $ 31,186       $ (16,216)            $ 544,187
                                                               =========       ========       =========             =========
 LIABILITIES
 Accounts payable accrued expenses and
    other current liabilities                                  $  16,990       $  2,422       $       -             $  19,412
 Income taxes payable                                              3,550                                                3,550
 Deferred revenue                                                                   440                                   440
 Current portion long-term obligations                            26,886            771               -                27,657
                                                               ---------       --------       ---------             ---------
      Total current liabilities                                   47,426          3,633               -                51,059
 Convertible subordinated notes                                  115,000              -               -               115,000
 Long-term obligations (less current portion)                     70,516         11,159               -                81,675
 Deferred revenue                                                                   178                                   178
 Deferred rent                                                     1,003              -               -                 1,003
 Deferred tax liability                                            2,989              -               -                 2,989
 Other liabilities                                                 4,038              -               -                 4,038
                                                               ---------       --------       ---------             ---------
      Total liabilities                                          240,972         14,970               -               255,942
 Minority interest                                                   214              -               -                   214
 Stockholders' equity:
 Common stock                                                        258         24,548         (24,548)  (A)             258
 Additional paid in capital                                      287,190          1,254          (1,254)  (A)         287,190
 Retained earnings/(Deficit)                                         785         (5,927)          5,927   (A)             785
 Deferred  income tax benefit available to parent                                (3,659)          3,659   (A)               -
 Foreign currency translation adjustment                             283                              -                   283
 Unearned compensation                                              (438)                             -                  (438)
 Treasury stock                                                      (47)             -               -                   (47)
                                                               ---------       --------       ---------             ---------
      Total stockholders' equity                                 288,031         16,216         (16,216)              288,031
                                                               ---------       --------       ---------             ---------
      Total liabilities and stockholders' equity               $ 529,217       $ 31,186       $ (16,216)            $ 544,187
                                                               =========       ========       =========             =========


                   FAMILY GOLF CENTERS, INC. AND SUBSIDIARIES
             NOTES TO PRO FORMA UNAUDITED CONDENSED BALANCE SHEET

                             (DOLLARS IN THOUSANDS)


(A) To reflect the acquisition of SkateNation accounted for as a purchase in accordance with Accounting Principles Board Opinion No. 16 as follows:




                                                                                                DEFERRED
                                                                                               INCOME TAX
                                                                                                 BENEFIT
                                                                                                AVAILABLE
                                                        COMMON       PAID-IN                    TO PARENT
                                            TOTAL       STOCK        CAPITAL      DEFICIT    OF SKATENATION   GOODWILL
                                         ---------- ------------- ------------ ------------ ---------------- ---------
     Purchase Price:
      Preliminary allocation of
        Value of SkateNation
        assets acquired ..............    $16,216     $  24,548     $  1,254     $ (5,927)      $ (3,659)         --
      Excess of cost over fair
        value of assets acquired .....        784            --           --                          --        $784
                                          -------     ---------     --------                    --------        ----
        Cash paid ....................    $17,000     $ (24,548)    $ (1,254)    $  5,927       $  3,659        $784
                                          =======     =========     ========     ========       ========        ====

                                             FAMILY GOLF CENTERS, INC. AND SUBSIDIARIES
                                        PRO FORMA UNAUDITED CONDENSED STATEMENT OF OPERATIONS
                                                FOR THE YEAR ENDED DECEMBER 31, 1997
                                                       (DOLLARS IN THOUSANDS)


                                                                                                                  PRO FORMA
                                                                                                                REFLECTING THE
                                                            OTHER        SKATENATION        PRO FORMA              ACQUIRED
                                     THE COMPANY       ACQUISITIONS(1)  ACQUISITION(2)     ADJUSTMENTS           COMPANIES(3)
                                     -----------       ---------------  --------------     -----------          --------------
 Operating revenues                   $ 54,599           $  35,304        $  6,829         $  (880) (A)            $ 95,852
 Merchandise sales                      18,398                  36           1,128               -                   19,562
                                      --------           ---------        --------         -------                 --------
 Total revenues                         72,997              35,340           7,957            (880)                 115,414
 Operating expenses                     37,386              39,898           7,173             301  (A)              83,385
                                                                                            (1,373) (A)
 Cost of merchandise sold               12,366               1,177             995               -                   14,538
 Selling, general, and
   administrative expense               12,630               4,323           3,757               -                   20,710
                                      --------           ---------        --------         -------                 --------
 Operating income (loss)                10,615             (10,058)         (3,968)            192                   (3,219)
 Interest expense                        3,863               4,682             906             380  (A)               9,042
                                                                                               789  (A)
 Other income (expense)                  1,659                 149                          (1,893) (A)                 (85)
                                      --------           ---------        --------         -------                 --------
 Income (loss) before income taxes       8,411             (14,591)         (4,874)         (1,292)                 (12,346)
 Income tax expense (benefit)            5,142                (761)         (1,867)         (5,702) (B)              (3,188)
 Minority interest in (income) loss          -                 100                               -                      100
                                      ========           =========        ========         =======                 ========
 Net income (loss)                     $ 3,269           $ (13,730)       $ (3,007)        $ 4,410                 $ (9,058)
                                      ========           =========        ========         =======                 ========

(1) Represents operations from January 1, 1997 through date of acquisitions, or for the full year ended December 31, 1997, of Leisure Complexes, Inc., MetroGolf Incorporated, Golden Bear Golf Centers, Inc. and certain other individually insignificant acquisitions, which were previously required to be reported during the years 1997 and 1998. Information for certain other insignificant acquisitions is not included.
(2) Represents operations for the year ended September 30, 1997
(3) Pro forma for the acquisitions in 1997 and 1998 as if they had been consummated on January 1, 1997

                              NOTES TO PRO FORMA
                  UNAUDITED CONDENSED STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1997
                             (DOLLARS IN THOUSANDS)


(A) Expense adjustments for the period ended December 31, 1997 to reflect the acquisition of the Acquired Companies as if the acquisitions had taken place at the beginning of the year:




                                                                                             OTHER
                                                                               OTHER       FINANCING
                                  INTEREST      DEPRECIATION   OPERATING     (INCOME)       CHARGE     OPERATING
                                 ADJUSTMENT      ADJUSTMENT     EXPENSES      EXPENSE     ADJUSTMENT    REVENUE
                              ---------------- -------------- -----------   ----------   ------------ ----------
Other Acquisitions ..........    $   (980)(1)       $301       $ (1,373)       1,893        $ (789)     $ (880)
SkateNation Acquisition .....       1,360 (2)         --             --           --            --          --
                                 --------           ----       --------        -----        ------      ------
                                 $    380           $301       $ (1,373)      $1,893        $ (789)     $ (880)
                                 ========           ====       ========       ======        ======      ======

     ------------
    (1) Assumes reduction of borrowings at the Company's average interest rate.

    (2)   Assumes borrowings at an average interest rate of 8.00% per annum.


(B) To reflect the income tax effect arising from the losses of all the acquisitions.

                                             FAMILY GOLF CENTERS, INC. AND SUBSIDIARIES
                                        PRO FORMA UNAUDITED CONDENSED STATEMENT OF OPERATIONS
                                            FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998
                                                       (DOLLARS IN THOUSANDS)

                                                                                                                 PRO FORMA
                                                                                                               REFLECTING THE
                                                           OTHER             SKATENATION        PRO FORMA         ACQUIRED
                                        THE COMPANY     ACQUISITIONS(1)      ACQUISITION(2)    ADJUSTMENTS       COMPANIES(3)
                                        -----------     ---------------      --------------    -----------       ------------
Operating revenues                        $72,592        $  7,724            $  8,019         $  (216)(A)         $ 88,119
Merchandise sales                          22,142           2,285               1,782                               26,209
                                          -------        --------            --------         -------             --------
     Total revenue                         94,734          10,009               9,801            (216)             114,328

Operating expenses                         46,395          12,632               7,863             306 (A)           67,196
Cost of merchandise sold                   15,089                               1,482                               16,571
Selling, general and administrative
  expenses                                  9,187           1,262               1,721                               12,170
Merger,acqusition,integration, and
  other related charges                     7,752                                                                    7,752
                                          -------        --------            --------         -------             --------
Operating income (loss)                    16,311          (3,885)             (1,265)           (522)              10,639
Interest expense                            7,764             736                 813             486 (A)            9,799
Other income (expense)                      1,805               1                                (870)(A)              936
                                          -------        --------            --------         -------             --------
Income before income taxes                 10,352          (4,620)             (2,078)         (1,878)               1,776
Income tax expense                          9,191                                (796)         (2,594)(B)            5,801
Minority Interest in loss                                      18                                                       18
                                          -------        --------            --------         -------             --------

Income (loss) before  extraordinary
  item and cumulative effect of a
  change in accounting principle          $ 1,161        $ (4,602)           $ (1,282)        $   716             $ (4,007)
                                          =======        ========            ========         =======             ========

(1) Represents operations from January 1, 1998 through date of acquisitions of MetroGolf Incorporated and Golden Bear Golf Centers, Inc. acquired during the nine month period ended September 30, 1998. Information for certain other individually insignificant acquisitions is not included.
(2) Represents operations for the nine months ended June 30, 1998.
(3) Pro forma for the acquisitions in 1998 as if they had been consummated on January 1, 1998.

                              NOTES TO PRO FORMA
                  UNAUDITED CONDENSED STATEMENT OF OPERATIONS

                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998
                             (DOLLARS IN THOUSANDS)


(A) Adjustments for the period ended September 30, 1998 to reflect the acquisition of the Acquired Companies as if the acquisitions had taken place at the beginning of the period:




                                                                                      OTHER
                                      INTEREST      OPERATING     DEPRECIATION      (INCOME)      OPERATING
                                     ADJUSTMENT      EXPENSES      ADJUSTMENT        EXPENSE       REVENUE
                                    ------------   -----------   --------------   ------------   ----------
Other Acquisitions ..............     $  486(1)        $251            $55          $  232         $ (216)
SkateNation Acquisition .........         --             --             --             638(2)          --
                                      --------         ----            ---          --------       ------
                                      $  486           $251            $55          $  870         $ (216)
                                      ========         ====            ===          ========       ======

     ------------
    (1) Assumes reduction of borrowings at the Company's average interest rate.

    (2) Assumes reduction of interest income upon acquisition of SkateNation at the rate of 5.00% per annum.


(B) To reflect the income tax effect arising from the losses of all the acquisitions.